                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88375) pertaining to the ITXC Corp. Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-93613) pertaining to the ITXC Corp. 1998 Stock Incentive Plan of our report dated February 8, 2002, with respect to the consolidated financial statements of ITXC Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                  /s/ Ernst & Young LLP

MetroPark, New Jersey
March 25, 2002